SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2013
World Wrestling Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On March 28, 2013, the Stephanie McMahon Levesque Trust u/a Vincent K. McMahon Irrev. Trust dtd. 6/24/04 (the “Trust”) adopted a 10b5-1 stock trading plan.  The plan provides for the sale of shares of Class B common stock (“Class B Shares”) of World Wrestling Entertainment, Inc. (the “Company”) held by the Trust.  Stephanie McMahon, the Company’s EVP, Creative, is the sole beneficiary and investment director of the Trust.  Under the plan, beginning on May 15, 2013, a brokerage firm will be authorized to sell a certain number of Class B Shares periodically provided the price per share is above certain levels. The plan expires on January 31, 2014.  The maximum number of Class B Shares that can be sold over the duration of the plan is 1,260,000 shares.  Upon sale, the Class B Shares will automatically convert into shares of the Company’s Class A common stock.

The foregoing trading plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy.  Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time a stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company’s stock. The foregoing trading plan contains certain pre-determined minimum price conditions in order for trading to occur. The plan provides for sales spread out over a set period of time with the goals of gradually diversifying the individual’s investment portfolio, while maintaining such individual’s compliance with the Company’s stock ownership guidelines and limiting market impact from such stock sales.

Transactions under the foregoing trading plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.
By:	/s/ James W. Langham
James W. Langham
SVP & Assistant General Counsel

Dated:  April 1, 2013